                                                                       EXHIBIT I





                            STOCK PURCHASE AGREEMENT


                                     DATED


                                 AUGUST 5, 1997


                                     AMONG


                             MICHAEL T. KANARELLIS

                                      AND

                                ROBERT J. KECSEG

                                   AS SELLERS


                                      AND


                              RIMCO PARTNERS, L.P.
                            RIMCO PARTNERS, L.P. II
                            RIMCO PARTNERS, L.P. III
                                      AND
                            RIMCO PARTNERS, L.P. IV


                                 AS PURCHASERS

                               TABLE OF CONTENTS
                                   ARTICLE I
                                  DEFINITIONS

                                   ARTICLE II
                        PURCHASE AND SALE OF THE SHARES

                                                                               Page
                                                                               ----
2.1      Purchase and Sale of the Shares  . . . . . . . . . . . . . . . . . . . 2
2.2      Closing  . . . . . . . . . . . . . . . . . . .  . . . . . . . .  . . . 2
2.3      Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . 2

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

3.1      Title to Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.2      Authority    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.3      Approvals    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.4      Informed Decision to Sell  . . . . . . . . . . . . . . . . . . . . . . 3

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

4.1      Authority    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
4.2      Approvals    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                   ARTICLE V
                                   COVENANTS

5.1      Covenant of the Sellers  . . . . . . . . . . . . . . . . . . . . . . . 4

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

6.1      Conditions to Obligations of the Purchasers  .  . . . . . . . . .  . . 5
6.2      Conditions to Obligations of the Sellers . . . . . . . . . . .  .  . . 5

                                  ARTICLE VII
                                 MISCELLANEOUS

7.1      Expenses .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
7.2      Notices  . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .  6
7.3      Assignment . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .. 7

7.4      Successors Bound . . . . . . . . . . . . . . . . .  . . . . . . . .  7
7.5      Section and Paragraph Headings; Interpretation . . . . . . . . . . . 7
7.6      Amendment   . . . . . . . . . . . . . . . . .  . . . . . . . . . . . 7
7.7      Entire Agreement . . . . . . . . . . . . . . .  . . . . . . . .  . . 7
7.8      Counterparts  . . . . . . . . . . . .  . . . . . . . . . . . . . . . 8
7.9      Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
7.10     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . 8
7.11     WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . 8
7.12     Survival of Representations and Warranties . . . . . . . . . . . . . 8
7.13     Release   . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . 8

                            STOCK PURCHASE AGREEMENT


                 This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 5, 1997, is by and among Michael T. Kanarellis and Robert J. Kecseg (collectively, the "Sellers") and RIMCO Partners, L.P., a Delaware limited partnership, RIMCO Partners, L.P. II, a Delaware limited partnership, RIMCO Partners, L.P. III, a Delaware limited partnership, and RIMCO Partners, L.P. IV, a Delaware limited partnership (collectively, the "Purchasers").

                                  WITNESSETH:

                 WHEREAS, Universal Seismic Associates, Inc., a Delaware corporation ("U.S.A."), the Sellers, RIMCO Associates, Inc., a Connecticut corporation ("RIMCO"), and certain other parties have entered into a letter agreement dated July 1, 1997 (the "Letter Agreement") pursuant to which RIMCO, on behalf of the Purchasers, has agreed to purchase the Shares (as defined below) subject to certain conditions; and

                 WHEREAS, the Sellers are the beneficial owners and record holders of a total of 205,300 shares of common stock, par value $.0001 per share, of U.S.A. ("U.S.A. Common Stock"); and

                 WHEREAS, on the terms and subject to the conditions set forth herein, the Purchasers desire to purchase from the Sellers, and the Sellers desire to sell, transfer, assign, and deliver to the Purchasers an aggregate of 205,300 shares of U.S.A. Common Stock (the "Shares") for a total purchase price of $650,000;

                 NOW, THEREFORE, on the terms and subject to the conditions set forth herein and in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 As used in this Agreement:

                 "Closing" means the closing of the sale and purchase of the Shares pursuant to this Agreement.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


                                   ARTICLE II
                        PURCHASE AND SALE OF THE SHARES

                 2.1 Purchase and Sale of the Shares. Subject to the satisfaction (or waiver) of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, at the Closing the Sellers shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall purchase from the Sellers, the Shares set forth on
Schedule 2.1 to this Agreement in exchange for payment to the Sellers by the Purchasers of the aggregate purchase price set forth on Schedule 2.1 to this Agreement.

                 2.2 Closing. The Closing shall take place at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002, on the business day following the satisfaction or waiver of each of the conditions of closing set forth in Article VI, or at such other time, date and place as may be agreed to in writing by the Sellers and the Purchasers. At the Closing, each Purchaser shall pay to the Sellers, by certified or cashier's check or by such other means as may be acceptable to the Sellers and the Purchasers, the purchase price to be paid by such Purchaser as provided for on Schedule 2.1 to this Agreement. At the Closing, the Sellers shall deliver to the Purchasers stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank with any taxes, direct or indirect, attributable to the transfer of such Shares paid or provided for.

                 2.3 Further Assurances. At or after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as any party may reasonably deem to be necessary in order to consummate the transactions contemplated by this Agreement and to carry out and effectuate the purposes intended hereby to be accomplished.


                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                 Each Seller, jointly and severally, hereby represents and warrants to each of the Purchasers that the following are true and correct as of the date hereof:

                 3.1 Title to Shares. The Sellers beneficially own the Shares (within the meaning of Rule 13d-3 of the Securities Exchange Act), and immediately prior to Closing will own the Shares of record, and have good and marketable title to the Shares, in each case free and clear of any security interest, pledge, claim, lien, encumbrance or other right or interest of any other person, and have full right and capacity to sell, transfer, assign and deliver such Shares to the Purchasers. Upon delivery of the Shares to the Purchasers, against payment therefor as provided herein, the Sellers shall transfer to the Purchasers good and marketable title to the Shares, free and clear of any security interest, pledge, claim, lien, encumbrance or other right or interest of any other person. Other than this Agreement and the Letter Agreement, there are no voting agreements, registration agreements, transfer restrictions or any other agreements to which either Seller is a party relating to the Shares or any agreements to which either Seller is a party which may affect the transfer of the Shares. Except for this Agreement and the Letter Agreement, there is no option, warrant, call or other right or other agreement, arrangement or commitment obligating the Sellers to transfer or sell the Shares. Except for the Shares, neither of the Sellers nor any family member or affiliate of any of the Sellers beneficially owns (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) any shares of U.S.A. Common Stock.

                 3.2 Authority. The Sellers have taken all action that is required to enter into, execute and deliver this Agreement and to perform fully Sellers' obligations hereunder. This Agreement has been duly executed and delivered by the Sellers and (assuming due execution and delivery hereof by the other parties hereto) is the legal, valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Sellers of their obligations under this Agreement in accordance with its terms and conditions will not (a) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, instrument or agreement to which any of the Sellers is a party or by or to which the Shares held by any such Seller or any of their properties or assets are bound or subject, (b) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to any Seller or the Shares held by any Seller or any of their properties or assets, (c) result in the creation of any lien or other encumbrance on the Shares, other than the obligations contemplated by this Agreement, or (d) result in the breach of any of the terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any governmental authorizations.

                 3.3 Approvals. None of the execution and delivery by the Sellers of this Agreement, the consummation of the transactions contemplated hereby or the performance by the Sellers of their obligations hereunder in accordance with the terms and conditions hereof requires the consent, waiver, approval, license or authorization of, or any filing by the Sellers with, any governmental authority or other person (other than such consents as have been obtained).

                 3.4 Informed Decision to Sell. Each of the Sellers (a) is a sophisticated investor and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits of his decision to sell the Shares; (b) has had the opportunity to ask all questions of, and receive answers from, representatives of the Purchasers concerning U.S.A.; and

(c) has received such documents and information as he has requested from the Purchasers and from U.S.A.


                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                 Each Purchaser, jointly and severally, hereby represents and warrants to each of the Sellers that the following are true and correct as of the date hereof:

                 4.1 Authority. The Purchasers have the full power and authority and have taken all action that is required to enter into, execute and deliver this Agreement and to perform fully Purchasers' obligations hereunder. This Agreement has been duly executed and delivered by the Purchasers and (assuming due execution and delivery hereof by the other parties hereto) is the legal, valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Purchasers of their obligations under this Agreement in accordance with its terms and conditions will not (a) conflict with or result in a breach of any provision of the certificate of limited partnership or partnership agreement of the Purchasers, (b) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease instrument or agreement to which any of the Purchasers is a party or by which they or any of their properties or assets are bound, (c) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to any of the Purchasers or any of their properties or assets or (d) result in the breach of any of the terms or conditions of, or constitute a default under, or otherwise cause any impairment of, any governmental authorizations.

                 4.2 Approvals. None of the execution and delivery by the Purchasers of this Agreement, the consummation of the transactions contemplated hereby or the performance by the Purchasers of their obligations hereunder in accordance with the terms and conditions hereof will require the consent, waiver, approval, license or authorization of, or any filing by the Purchasers with, any governmental authority or other person (other than such consents as have been obtained and other than any filings required under Section 13(d) and
Section 16 of the Securities Exchange Act).

                                   ARTICLE V
                                   COVENANTS

                 5.1 Covenant of the Sellers. Each of the Sellers hereby covenants and agrees with the Purchasers that he will not purchase, directly or indirectly, or advise others to purchase or sell any shares of U.S.A. Common Stock for 365 days from the date that the lawsuit referred to in Section 6.1(d) of this Agreement is dismissed with prejudice.

                                   ARTICLE VI
                             CONDITIONS TO CLOSING

                 6.1      Conditions to Obligations of the Purchasers.   The
obligation of each Purchaser to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions unless waived by the Purchasers in writing:

                 (a) The representations and warranties made by each of the Sellers herein shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as though made at the Closing. The Sellers shall notify the Purchasers in writing of any inaccuracy in such representations and warranties which may arise between the date of this Agreement and the Closing.

                 (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with at or prior to the Closing shall have been performed or complied with in all material respects.

                 (c) Each of the Sellers shall have duly executed and delivered a letter (a copy of which is delivered herewith) acknowledging certain matters disclosed by the Purchasers to the Sellers in connection with the purchase and sale of the Shares.

                 (d) The lawsuit naming the Purchasers as defendants (CA No. 97-22(RRM), in the United States District Court for the District of Delaware (the "Court"), shall have been dismissed with prejudice.

                 (e) The Court shall have approved the settlement of the derivative claims made in the lawsuit referred to in subsection (d) above.

                 (f) No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                 6.2 Conditions to Obligations of the Sellers. The obligation of each Seller to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions unless waived by the Sellers in writing:

                 (a) The representations and warranties made by each of the Purchasers herein shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. The Purchasers shall notify the Sellers in writing of any inaccuracy in such representations and warranties which may arise between the date of this Agreement and the Closing.

                 (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each of the Purchasers at or prior to the Closing shall have been performed or complied with in all material respects.

                 (c) The Sellers shall have received the payment required by that certain Settlement Agreement and General Release by and among RIMCO, the Sellers and certain other parties.

                 (d) The lawsuit naming the Sellers as defendants (Cause No. 97-12684) in the District Court of Harris County, Texas, 334th Judicial District, shall have been nonsuited with prejudice.

                 (e) No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.


                                  ARTICLE VII
                                 MISCELLANEOUS

                 7.1 Expenses. The Sellers and the Purchasers shall each pay their own expenses (including, without limitation, counsel and accounting fees and expenses) incident to the preparation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

                 7.2 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

                 (a)      If to the Purchasers, to:

                          Resource Investors Management Company
                             Limited Partnership
                          22 Waterville Road Avon, CT  06001
                          Attention:  Paul E. McCollam

                          With a copy to:

                          Andrews & Kurth L.L.P.
                          4200 Texas Commerce Tower
                          600 Travis Street
                          Houston, Texas   77002
                          Attention:
                          David Zdunkewicz

                    (b)   If to the Sellers, to:

                          Michael T. Kanarellis
                          10000 Memorial Drive
                          Suite 250
                          Houston, Texas 77024

                          Robert J. Kecseg
                          c/o Michael T. Kanarellis
                          10000 Memorial Drive
                          Suite 250
                          Houston, Texas 77024

                          With a copy to:

                          Stephen R. Connoni
                          Hertzog, Calamari & Gleason
                          100 Park Avenue, 23rd Floor
                          New York, New York 10017

         or to such other address as shall be given in writing by any of the parties hereto.

                 7.3 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto.

                 7.4      Successors Bound.  Subject to the provisions of
Section 7.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal beneficiaries, representatives and permitted assigns.

                 7.5 Section and Paragraph Headings; Interpretation. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa.

                 7.6 Amendment. This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

                 7.7 Entire Agreement. This Agreement and the Schedule hereto and the Letter Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior understandings with respect to the subject matter hereof and thereof. No representation, promise or statement of intention has been made by either party in connection with the subject matter hereof that is not embodied herein, in the Letter Agreement or in the letter referred to in Section 6.1(c), and neither party shall be bound by or liable for any alleged representation, promise or statement of intention not so set forth.

                 7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                 7.9 Choice of Law. This Agreement shall be construed and enforced under and in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws otherwise applicable to such determination.

                 7.10 Public Announcements. Except as set forth in the following sentence, the parties to this Agreement agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties and exercise reasonable efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other parties to the text of a public announcement or statement to be made solely by the Sellers or the Purchasers, as the case may be. Nothing contained in this Section 7.10 shall be construed to require either party to obtain approval of the other parties to disclose information with respect to any disclosure (i) required by applicable law or by any applicable rules, regulations or orders of any governmental authority having jurisdiction or (ii) necessary to comply with disclosure requirements of any applicable stock exchange.

                 7.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES TRAIL BY JURY IN ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT.

                 7.12 Survival of Representations and Warranties. The representations and warranties contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing.

                 7.13 Release. Effective only as of the Closing, Purchasers and Sellers, for themselves, and for their respective predecessors, successors, assigns, heirs, beneficiaries and personal representatives, forever fully release, waive, acquit and discharge each other, and their respective predecessors, successors and assigns, of and from any and all claims, demands, actions, causes of action, suits, damages, liabilities, obligations, costs, expenses and other remedies of whatever nature and with respect to any matter whatsoever, known or unknown, that any such party may have had, now have, may hereafter have, or that could have been asserted against any of such parties, arising out of or relating to any claim of fraud or misrepresentation under any federal, state or common law (including, without limitation, the Securities Exchange
Act) in connection with the purchase and sale of the Shares.

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                 SELLERS:
                                 --------

                                 /s/ Michael T. Kanarellis
                                 -------------------------
                                 Michael T. Kanarellis


                                 /s/ Robert J. Kecseg
                                 --------------------

                                 Robert J. Kecseg


                                 PURCHASERS:
                                 -----------

                                 RIMCO PARTNERS, L.P.
                                 RIMCO PARTNERS, L.P. II
                                 RIMCO PARTNERS, L.P. III
                                 RIMCO PARTNERS, L.P. IV

                                 By:   RESOURCE INVESTORS MANAGEMENT
                                       COMPANY LIMITED PARTNERSHIP
                                       their General Partner

                                 By:   RIMCO Associates, Inc.
                                       its General Partner

                                 By:   /s/ Roy V. Hood
                                      -------------------------------
                                      Name:    Roy V. Hood
                                      Title:   President

                                  SCHEDULE 2.1


                                    NUMBER OF SHARES OF
SELLERS                                COMMON STOCK
-------                                ------------
Michael T. Kanarellis                     184,900
Robert J. Kecseg                           20,400




                                                             AGGREGATE
                                    NUMBER OF SHARES OF       PURCHASE
PURCHASERS                             COMMON STOCK             PRICE
----------                             ------------             -----

RIMCO Partners, L.P.                       74,934        $     237,250
RIMCO Partners, L.P. II                    58,100              183,950
RIMCO Partners, L.P. III                   11,292               35,750
RIMCO Partners, L.P. IV                    60,974              193,050

                                 TOTAL    205,300        $     650,000
                                 ================        =============